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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-133404) of Sterling Financial Corporation on Form S-4 (the "Registration Statement") of our report dated February 14, 2006 on the audited consolidated financial statements for Lynnwood Financial Group and Subsidiaries as of December 31, 2005 and 2004 and for each of the two years in the period then ended, appearing in the Proxy Statement/Prospectus, which is a part of the Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ McGladrey & Pullen LLP

Tacoma, Washington
May 5, 2006